Exhibit 12.1

to Registration Statement

Ratio of earnings to fixed charges

	Nine months ended Sept. 30, 2002		Nine months ended Sept. 30, 2002 excluding non- recurring items
		Non- recurring items			Non- recurring items	2001 excluding non- recurring items		Non- recurring items	2000 excluding non- recurring items		Non- recurring items	1999 excluding non- recurring items		Non- recurring items	1998 excluding non- recurring items		Non- recurring items	1997 excluding non- recurring items

				2001			2000			1999			1998			1997

Net Income	757,279	(517,367)	239,912	343,031	(117,370)	225,661	231,474	(2,646)	228,828	239,769	(1,452)	238,317	228,757	(30,528)	198,229	255,978	(106,416)	149,562
Income taxes	363,948	(234,132)	129,816	210,025	(66,698)	143,327	154,711	(4,166)	150,545	189,503	(36,821)	152,682	158,701	(19,331)	139,370	152,363	(63,224)	89,139
Net income before income taxes	1,121,227	(751,499)	369,728	553,056	(184,068)	368,988	386,185	(6,812)	379,373	429,272	(38,273)	390,999	387,458	(49,859)	337,599	408,341	(169,640)	238,701
Adjustments to earnings:
Fixed charges	166,462		166,462	229,649		229,649	187,766		187,766	153,222		153,222	168,870		168,870	58,005		58,005
Capitalized interest	(1,176)		(1,176)	(3,472)		(3,472)	(3,800)		(3,800)	(1,990)		(1,990)	(626)		(626)	(797)		(797)
Preferred stock dividend requirement, before tax	(460)		(460)	(654)		(654)	(664)		(664)	(675)		(675)	(692)		(692)	(734)		(734)
Gross earnings from unconsolidated cellular partnerships	(29,622)		(29,622)	(42,553)	(7,890)	(50,443)	(26,986)	(5,330)	(32,316)	(29,956)	(6,860)	(36,816)	(32,869)	-	(32,869)	(27,852)	-	(27,852)
Distributed earnings from unconsolidated cellular partnerships	19,098		19,098	30,856		30,856	35,842		35,842	22,219		22,219	26,515		26,515	16,825		16,825
Gross losses from unconsolidated cellular partnerships			0	15,093		15,093	-		-	2,281		2,281	-		-	58		58
Minority losses from majority-owned
subsidiaries	(13)		(13)	(127)		(127)	(1,702)		(1,702)	(10)		(10)	(37)		(37)	(1,437)		(1,437)
Earnings as adjusted	1,275,516		524,017	781,848		589,890	576,641		564,499	574,363		529,230	548,619		498,760	452,409		282,769

Fixed charges
Interest expense	164,826		164,826	225,523		225,523	183,302		183,302	150,557		150,557	167,552		167,552	56,474		56,474
Allowance for funds used during construction	1,176		1,176	3,472		3,472	3,800		3,800	1,990		1,990	626		626	797		797
Preferred stock dividend requirement, before tax	460		460	654		654	664		664	675		675	692		692	734		734
Total fixed charges	166,462		166,462	229,649		229,649	187,766		187,766	153,222		153,222	168,870		168,870	58,005		58,005
Ratio of earnings to fixed charges and preferred
stock dividends	7.66		3.15	3.40		2.57	3.07		3.01	3.75		3.45	3.25		2.95	7.80		4.87

Ratio of earnings from continuing operations to fixed charges and preferred stock dividends

			Nine months ended Sept. 30, 2002 excluding non- recurring items
	Nine months ended Sept. 30, 2002	Non- recurring items				2001 excluding non- recurring items			2000 excluding non- recurring items			1999 excluding non- recurring items			1998 excluding non- recurring items			1997 excluding non- recurring items
					Non- recurring items			Non- recurring items			Non- recurring items			Non- recurring items			Non- recurring items

				2001			2000			1999			1998			1997
Income from continuing operations	146,684	14,258	160,942	144,146	(16,377)	127,769	124,229	5,494	129,723	135,520	(5,571)	129,949	116,272	(18,255)	98,017	181,080	(106,416)	74,664
Income taxes from continuing operations	78,139	7,678	85,817	88,711	(8,666)	80,045	83,542	2,957	86,499	88,560	(2,964)	85,596	83,731	(9,830)	73,901	104,968	(63,224)	41,744
Net income from continuing operations
before income taxes	224,823	21,936	246,759	232,857	(25,043)	207,814	207,771	8,451	216,222	224,080	(8,535)	215,545	200,003	(28,085)	171,918	286,048	(169,640)	116,408

Adjustments to earnings (from continuing operations):
Fixed charges	166,462		166,462	229,649		229,649	187,766		187,766	153,222		153,222	168,870		168,870	58,005		58,005
Capitalized interest	(1,176)		(1,176)	(3,472)		(3,472)	(3,800)		(3,800)	(1,990)		(1,990)	(626)		(626)	(797)		(797)
Preferred stock dividend requirement, before tax	(460)		(460)	(654)		(654)	(664)		(664)	(675)		(675)	(692)		(692)	(734)		(734)
Minority losses from majority-owned
subsidiaries	-		-	(35)		(35)	(1,614)		(1,614)	-		-	-		-	-		-
Earnings from continuing operations as adjusted	389,649		411,585	458,345		433,302	389,459		397,910	374,637		366,102	367,555		339,470	342,522		172,882

Fixed charges from continuing operations:
Interest expense	164,826		164,826	225,523		225,523	183,302		183,302	150,557		150,557	167,552		167,552	56,474		56,474
Allowance for funds used during construction	1,176		1,176	3,472		3,472	3,800		3,800	1,990		1,990	626		626	797		797
Preferred stock dividend requirement, before tax	460		460	654		654	664		664	675		675	692		692	734		734
Total fixed charges	166,462		166,462	229,649		229,649	187,766		187,766	153,222		153,222	168,870		168,870	58,005		58,005
Ratio of earnings from continuing operations to fixed charges and preferred stock dividends	2.34		2.47	2.00		1.89	2.07		2.12	2.45		2.39	2.18		2.01	5.91		2.98